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                                                                     EXHIBIT 3.2

                           CERTIFICATE OF CORRECTION
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                       CCEL Expension Technologies, Inc.

                     ____________________________________
                  (Pursuant to Section 103(f) of the General
                   Corporation Law of the State of Delaware)

     I, the undersigned, being the sole incorporator of CCEL Expension Technologies, Inc., do hereby certify that the Certificate of Incorporation filed on December 14, 1993 contained an inaccurate record.

     ARTICLE FIRST provided that the name was:

          CCEL Expension Technologies, Inc.

     ARTICLE FIRST should read as follows:

          CCEL Expansion Technologies, Inc.

     I have duly executed this Certificate of Correction of Certificate of Incorporation this twenty-sixth day of January, A.D. 1994.

                                   /s/ Dolores E.H. Cleaver
                                   -------------------------
                                   Dolores E.H. Cleaver
                                   Incorporator